SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): March 10, 1999 (March 3, 1999)

                       Digital Courier Technologies, Inc.
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               (Exact Name of Registrant as Specified in Charter)


Delaware                             0-20771                          87-0461856
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(State or Other                    (Commission               (IRS Employer
Jurisdiction of Incorporation)     File Number)              Identification No.)

136 Heber Avenue, Suite 204, P.O. Box 8000, Park City, Utah             84060
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code: (435) 655-3617


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(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events
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On March 3, 1999, the Company  raised $3.6 million  through the sale of Series A
Convertible Preferred Stock (the "Preferred Stock") and warrants to purchase common stock to The Brown Simpson Strategic Growth Funds (the "Purchasers") pursuant to a Securities Purchase Agreement between the Company and the Purchasers (the "Purchase Agreement").

Pursuant to the Purchase Agreement, the Purchasers acquired 360 shares of the Preferred Stock convertible into 800,000 shares of Common Stock and five-year warrants to purchase an additional 800,000 shares of Common Stock in exchange for the $3.6 million. The Preferred Stock is convertible into common stock at a price of $4.50 per share of common stock. The initial exercise price for the warrants is $5.23 per share, subject to adjustment, on the six month anniversary of the closing, to the lesser of the initial exercise price and the average price of the Company's common stock during any five consecutive business days during the twenty-two business days ending on such anniversary of the closing. The warrants are callable by the Company if for thirty consecutive trading days, the closing bid price of the Company's Common Stock is at least two times the then-current exercise price.

The Purchase Agreement also requires the Company to sell to the Purchasers, and the Purchasers to purchase from the Company, an additional tranche of 1,600,000 units, each unit consisting of Series B Convertible Preferred Stock convertible into one share of the Company's common stock and a five-year warrant to purchase one share of common stock (the "Tranche D Units"), if certain conditions are met. A condition to the sale of the Tranche D Units, among others, is that the closing bid price of the Company's common stock be more than $7 per share for thirty consecutive trading days. The price for the Tranche D Units is $7 per Unit and the exercise price of the warrants contained in the Tranche D Unit will be $7.70.

The Company is obligated to file a registration statement with the Securities and Exchange Commission covering all the shares of common stock into which the Preferred Stock is convertible as well as the shares of Common Stock underlying the warrants within 30 days.


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

Item 7.  Financial Statements and Exhibits
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Exhibit 4.1         Securities  Purchase  Agreement  among  the  Company,  Brown
                    Simpson Strategic Growth Fund, Ltd. and Brown Simpson Strategic Growth Fund, L.P. dated as of March 3, 1999.
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

SIGNATURES
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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             DIGITAL COURIER TECHNOLOGIES,  INC.

Dated: March 10, 1999                        By:/s/ Mitchell Edwards
                                                --------------------------------
                                             Mitchell Edwards
                                             Chief Financial Officer


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